UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 17, 2004

PRECIS, INC.

(Name of business issuer in its Charter)

OKLAHOMA	001-15667	73-1494382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2040 North Highway 360 Grand Prairie, Texas 75050
(Address of principal executive offices)

(972) 522-2000
(Issuer’s telephone number)

Item 7. Financial Statements and Exhibits

(c)                                  Exhibits

99.1         Registrant’s June 17, 2004, press release announcing the resignation of Dino Eliopoulos the Registrant’s Chief Financial Officer.

Item 9. Regulation FD Disclosure.

On June 17, 2004, Dino Eliopoulos, the Chief Financial Officer and a Director of Registrant, gave notice to Judith Henkels, the Chief Executive Officer of Registrant of his intention to resign as Chief Financial Officer and Director on or about July 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIS, INC.,
a Oklahoma corporation

Date: June 17, 2004	/s/ Judith H. Henkels
Judith H. Henkels
Chairman of the Board of Directors;
President and Chief Executive Officer